                                                                   EXHIBIT 10.17

                             DATE  January 22, 1998
                             ----------------------



                               (1) LUCAS LIMITED

                        (2) PRESTOLITE ELECTRIC LIMITED



                       _________________________________

                       LAO SALE AND TRANSITION AGREEMENT

                       _________________________________

                               relating to Acton

THIS AGREEMENT is made on 22/nd/ day of January 1998
--------------

BETWEEN:-
-------

(1)      LUCAS LIMITED ("Lucas") trading as Lucas Aftermarket Operations ("LAO")
         -------------
         whose registered office is at Stratford Road, Solihull, West Midlands B90 4LA;

(2)      PRESTOLITE ELECTRIC LIMITED whose registered office is at Cleveland
         ---------------------------
         Road, Leyland, Preston, Lancashire PR5 1XB ("the Company")
RECITALS
--------

(A) The Company has acquired from Lucas, inter alia, the business of the development design manufacture and assembly of the Products (defined in Clause 1) which have hitherto been distributed in the Market (defined in Clause 1) by LAO, a division of Lucas.

(B) Lucas is in possession of the LAO Stock (defined in clause 1) for distribution to the Market and has agreed to sell the same together with the LAO Assets (defined in clause 1) to the Company on the terms and conditions set out in this Agreement.

(C) The Company intends to take over distribution of the Products to the Market in place of LAO but is not in a position to do so at the date hereof without the risk that such distribution would be disrupted and accordingly the Company has agreed to appoint Lucas as its agent for the sale of the Products during a transitional period, and Lucas has agreed to act as the Company's agent, on the terms set out in this Agreement.

(D) The provisions of Part I of this Agreement apply to the sale and purchase of the LAO Activity and the LAO Assets, the provisions of Part II apply to the Transitional Arrangements (defined in clause 1) and the provisions of clause 1 and Part III apply to the whole of this Agreement.

NOW IT IS AGREED as follows:
----------------

1.   DEFINITIONS
     -----------

In this Agreement:-

1.1 the following words and expressions shall have the following meanings except where inconsistent with the subject matter or context:-

     "Accounting Policies"               means the accounting policies and
                                         principles relating to the LAO Stock
                                         set out in Schedule 1

     "Acton Sale and Purchase            means an agreement made on the date
      Agreement"                         hereof between the parties hereto and
                                         Lucas Industries plc entitled the
                                         "Acton Sale and Purchase Agreement"

     "Aftermarket"                       means the market for (a) spare and
                                         replacement parts for components or
                                         sub-assemblies comprised within the
                                         products of Original Equipment
                                         Manufacturers and (b) automotive
                                         accessories  but excludes Original
                                         Equipment Service

     "Aftermarket Stock"                 means that part of the LAO Stock as
                                         consists of Products for the
                                         Aftermarket

     "Aftermarket Transfer Date"         means 27th November 1998

     "Ancillary Agreements"              means those agreements details of
                                         which are listed in Schedule 2

     "Associated Company"                means any person which is either a
                                         holding company (whether direct or
                                         indirect) or a subsidiary company of
                                         the relevant party or a subsidiary
                                         company of any such holding company
                                         or is otherwise directly or
                                         indirectly controlled by, or is under
                                         the same control, direct or indirect,
                                         as the relevant party from time to
                                         time and at the time that the
                                         relevant clause in which such
                                         expression appears has application

     "Commencement Date"                 means the date hereof

     "Completed Contracts"               means any contract, order, call off
                                         or other arrangement for the supply
                                         of goods by Lucas (or by any other
                                         Lucas Group Company as agent or
                                         trustee for Lucas) in relation to the
                                         LAO Activity, whether or not made
                                         pursuant to an Excluded Contract (but
                                         excluding the Excluded Contract
                                         itself)

                                         i)  pursuant to which the supply of
                                         the relevant goods was completed
                                         prior to the date hereof and in
                                         respect of which any warranty
                                         guarantee maintenance or similar
                                         obligation liability or commitment (a
                                         "Product Warranty") given by Lucas
                                         remains outstanding and has
                                         not expired; or

                                         ii)  pursuant to which the supply of
                                         the relevant goods has been completed
                                         and under which the customer has
                                         prior to the date hereof made a claim
                                         against Lucas under any Product
                                         Warranty relating to such goods

     "Contracts"                         means any or all of the Completed
                                         Contracts, the Customer Contracts and
                                         the Supplier Contracts but excludes
                                         all other contracts and arrangements
                                         relating to the LAO Activity
                                         including:-

                                         i)  the Excluded Contracts; and

                                         ii)  contracts of employment of any
                                         employees of Lucas or of any Lucas
                                         Group Company

     "control"                           means in relation to any person the
                                         power of any other person or persons
                                         to secure by law or by corporate
                                         structure that the affairs of the
                                         first person are conducted in
                                         accordance with the wishes of that
                                         other person or persons, and any
                                         cognate word shall be construed
                                         accordingly

     "Controllers"                       means persons able to decide or
                                         influence the management or policies
                                         of the relevant company in any
                                         material respect including (without
                                         prejudice to the generality of the
                                         foregoing) any of the following from
                                         time to time: its owners, its
                                         directors, any of its partners or any
                                         majority of its shareholders

     "customer"                          means a buyer whether such buyer is
                                         an end user, retailer, wholesaler,
                                         distributor, dealer or otherwise
                                         including the MOD, persons buying as
                                         Original Equipment Service and the
                                         Lucas Network

     "the Customer Contracts"            means all current contracts, orders,
                                         calls off and other arrangements
                                         entered into or taken by Lucas or by
                                         any other Lucas Group Company as
                                         agent or trustee for Lucas relating
                                         to the sale of Products as part of
                                         the LAO Activity (or where any such
                                         current contracts, orders, calls off
                                         and arrangements relate in part only
                                         to such Products then such part shall
                                         be deemed to be included within the
                                         definition) entered into before the
                                         close of business on the date hereof
                                         and
                                         which at such close remain (in
                                         whole or in part) to be performed by
                                         Lucas or any other Lucas Group
                                         Company, including those entered into
                                         with the MOD and with customers in
                                         Original Equipment Service

      "Encumbrance"                      means any interest, equity or claim
                                         of any person (including, without
                                         prejudice to the generality of the
                                         foregoing, any right to acquire,
                                         option or right of pre-emption) or
                                         any mortgage, charge, pledge, lien,
                                         assignment, hypothecation, security
                                         interest (including any created by
                                         law) or any other security agreement
                                         or arrangement

     "Excluded Contracts"                means:
                                         (a) any distribution, agency,
                                             marketing, sales representation,
                                             franchise or similar agreement
                                             relating to Products sold by LAO
                                             which has been made by Lucas, or by
                                             any other Lucas Group Company as
                                             agent or trustee for Lucas, with
                                             another person including any member
                                             of the Lucas

                                                Network; and

                                         (b)    any contract, order, call off or
                                                other arrangement primarily for
                                                the supply of services by or to
                                                Lucas (or by or to any other
                                                Lucas Group Company as agent or
                                                trustee for Lucas) in relation
                                                to the LAO Activity

     "Force Majeure"                     means any event or circumstance of
                                         the following kinds which is beyond
                                         the reasonable control of the party
                                         in question: governmental actions,
                                         war, riots, civil commotion, fire,
                                         flood, tempests or other extreme
                                         weather conditions, epidemics, acts
                                         of terrorism, bombings, explosions,
                                         acts of God, other natural disasters
                                         or any event or circumstance similar
                                         in nature to the foregoing

     "Fradley Warehouse"                 means Lucas' warehouse premises at
                                         Fradley, Staffordshire

     "the Goodwill"                      means the goodwill (subject to clause
                                         2.2) of Lucas in connection with the
                                         LAO Activity

     "holding company"                   has the meaning given in Section 736
                                         of the Companies Act 1985 as
                                         amended

     "Incremental Cost"                  means in relation to any repair or
                                         replacement product or (as the case
                                         may be) packaging of a product, the
                                         cost of performing such repair or
                                         replacing such product or (as the
                                         case may be) packaging of such
                                         product which shall not for the
                                         avoidance of doubt include an
                                         apportionment of any fixed cost or
                                         overhead for which the Company would
                                         have been liable or incurred had it
                                         not been obliged to carry out such
                                         repair or replacement (less the net
                                         scrap or core value (as appropriate)
                                         of the replaced product or as the
                                         case may be materials actually
                                         recovered by the Company after
                                         allowing for all costs of recovery)
                                         or (as the case may be) packaging of
                                         the product

     "Intellectual Property Rights"      means any patent, copyright,
                                         registered design, design right,
                                         trade mark, topography, know-how or
                                         similar property or right by whatever
                                         name it is called and in whatever
                                         country it is registered or subsists

     "LAO Activity"                      means the operations carried on
                                         now and prior to the date hereof by LAO
                                         in relation to the distribution to the
                                         Market of (a) the Products which are
                                         now and were prior to the date hereof
                                         manufactured or assembled or sourced at
                                         or from Lucas' premises at Acton,
                                         London ("Acton"); and (b) Third Party
                                         Products

     "the LAO Assets"                    means the assets specified in clause
                                         2.1 and the benefits and advantages
                                         acquired by the Company from Lucas
                                         under this Agreement

     "LAO Stock"                         means stocks of finished Products and
                                         certain components thereof and repair
                                         parts therefor owned by Lucas at the
                                         close of business on the date hereof
                                         and held at or in the course of
                                         transit to the Fradley Warehouse for
                                         sale in connection with the LAO
                                         Activity and/or recorded as an asset
                                         in the books and ledgers of Lucas
                                         relating to the LAO Activity (and
                                         includes Third Party Products
                                         supplied subject to reservation of
                                         title or which have been supplied on
                                         a consignment stock or sale or return
                                         basis)

     "Lucas Employee"                    means any employee employed at
                                         the date hereof by Lucas or any Lucas
                                         Group Company in LAO or employed by
                                         Lucas or any Lucas Group Company in LAO
                                         at any time after the date hereof and
                                         who is so employed at the MOD and OES
                                         Transfer Date and/or the Aftermarket
                                         Transfer Date

     "Lucas Group Company"               means LucasVarity plc and any company
                                         which  is a subsidiary of LucasVarity
                                         plc or over which LucasVarity plc has
                                         control from time to time and at the
                                         time that the relevant clause in
                                         which such expression appears has
                                         application, which where a claim is
                                         to be made under the relevant clause
                                         shall mean when the cause of action
                                         accrued under such clause

     "Lucas Network"                     means Lucas Group Companies acting as
                                         distributors (whether national or
                                         regional, independent Lucas or Lucas
                                         Group Company appointed or authorised
                                         national or regional distributors,
                                         and all other persons from time to
                                         time or for the time being appointed
                                         by Lucas or by any Lucas Group
                                         Company (excluding Freios Varga S.A.
                                         in Brazil) to act as distributors,
                                         distribution outlets, export houses
                                         or selling agents of the Products in
                                         the Market in any country in the world

     "Market" means the Aftermarket, Original Equipment Service and supplies of spare and replacement parts to the MOD but excludes the OE Market

     "MOD" means the Ministry of Defence in the United Kingdom of Great Britain and Northern Ireland

     "MOD and OES Transfer               means 27th March 1998
      Date"

     "the MOD Contracts"                 means those Customer Contracts in
                                         respect of which the customer is the
                                         MOD

     "MOD and OES Stock"                 means that part of the LAO Stock as
                                         consists of Products for the MOD and
                                         Original Equipment Service

     "Net Sale Value"                    means the gross amount invoiced by
                                         Lucas on behalf of the Company to the
                                         Company's customers less (i) any VAT
                                         and (ii) Sales Provisions whether or
                                         not such Sales Provisions are shown
                                         as deductions on the invoices issued
                                         to customers or are credited or
                                         otherwise allowed to customers in
                                         some other way

     "Original Equipment                 means any manufacturer or assembler
      Manufacturer"                      of transport vehicles, engines or
                                         similar equipment including, but not
                                         limited to, a manufacturer or
                                         assembler of motor cars, vans, buses,
                                         coaches, forklifts, industrial
                                         vehicles, trucks, tractors or marine,
                                         motive power or stationary engines or
                                         a manufacturer of components or
                                         sub-assemblies to be fitted as
                                         original equipment to such vehicles,
                                         engines or similar equipment

     "OE Market"                         means Original Equipment
                                         Manufacturers in their capacity as
                                         buyers of Products for fitting as
                                         original equipment

     "Original Equipment                 means the market for supplies of
      Service"                           spare and replacement parts to any
                                         Original Equipment Manufacturers
                                         other than for fitting as original
                                         equipment or to any dealer of any
                                         Original Equipment Manufacturer in
                                         its capacity as a dealer of such
                                         Original Equipment Manufacturer

     "person" means any person, firm, association, company or body corporate or unincorporate

     "Products"                          means those products listed in Part

                                         1 of Schedule 2 to the Acton Sale and
                                         Purchase Agreement and/or Third Party
                                         Products and for the avoidance of any
                                         doubt excludes in-line diesel pumps or
                                         any parts or components therefor

     "Product Liability"                 means liability in respect of death,
                                         personal injury, physical damage to
                                         property (other than to the products
                                         themselves) caused by a defect in any
                                         product manufactured, assembled,
                                         repaired, refurbished, serviced, sold
                                         or supplied (or caused by a failure
                                         to carry out servicing properly)
                                         prior to the Completion Date by Lucas
                                         in relation to the LAO Activity

     "Product Prices"                    means the prices for the Products as
                                         set out in LAO's price list to become
                                         effective from February 1998

     "Purchaser Group Company"           means PEI Holding Incorporated or any
                                         subsidiary or holding company of that
                                         corporation from time to time and at
                                         the time that the relevant clause in
                                         which such expression appears has
                                         application, which where a claim is
                                         to be made under the relevant
                                         clause shall mean when the cause of
                                         action accrued under such clause

     "Records"                           means all such lists of customers and
                                         suppliers and written material
                                         recording Contracts, in each case in
                                         whatever medium held relating
                                         exclusively to the LAO Activity or
                                         the LAO Stock and also the following
                                         in relation to Products:- all
                                         promotional material, sales
                                         publications, catalogues, price
                                         lists, advertising materials, and
                                         sales matter and the like or to the
                                         extent the same relate partly but not
                                         exclusively to the LAO Activity or
                                         the LAO Stock copies of the same but
                                         in any case excluding any of the same
                                         which Lucas or any other Lucas Group
                                         Company is required by law to retain

     "Regulations"                       means the Transfer of Undertakings
                                         (Protection of Employment)
                                         Regulations 1981 as amended

     "sale" means any form of supply whether by way of sale, lease, hire or exchange and any cognate word shall be construed accordingly

     "Sales Provisions"                  means insofar as the same shall have
                                         been given or allowed, and then only
                                         to the extent done in a manner and to
                                         a level consistent with past practice
                                         (a) volume or performance related and
                                         other rebates, (b) warranty liability
                                         on Third Party Products not charged
                                         back to the suppliers of the same,
                                         (c) the net cost to Lucas of
                                         distributors' cleanse stocks taken
                                         back by Lucas with the Company's
                                         prior written consent (d) price
                                         support mechanisms and price
                                         discounting or reducing arrangements
                                         of varying kinds given or allowed by
                                         Lucas to customers and (e)
                                         commissions payable to export agents

     "the Supplier Contracts"            means contracts, orders, calls off
                                         and other arrangements which were
                                         entered into before the date hereof
                                         by LAO with suppliers for the supply
                                         to Lucas of Third Party Products
                                         which then remain to be performed in
                                         whole or in part

     "Third Party Products"              means Products purchased by LAO from
                                         third party suppliers which are for
                                         the purposes of supplementing the
                                         range of Products set out in Part 1
                                         of

                                         Schedule 2 of the Acton Sale and
                                         Purchase Agreement

     "Third Party Rights"                means all rights of Lucas against
                                         third parties arising out of or in
                                         connection with the supply to LAO of
                                         the LAO Stock or Products or the
                                         conduct of the LAO Activity (other
                                         than any such rights arising from a
                                         liability which is not or will not be
                                         assumed by the Company) prior to the
                                         date hereof including but not limited
                                         to (i) all rights under or in respect
                                         of manufacturer's or supplier's
                                         representations, warranties,
                                         guarantees and other contractual
                                         obligations and assurances (express
                                         or implied), (ii) all rights against
                                         sub-contractors, but excluding any
                                         claim by or right of Lucas in respect
                                         of (a) any taxation of whatsoever
                                         nature or (b) insurance

     "Trade Mark Licence"                means a licence having the same date
                                         as this Agreement and made between
                                         (1) Lucas Industries plc and (2) the
                                         Company and entitled "Acton Trade
                                         Mark Licence"

     "Transitional Arrangements"         means the provisions of Part II of
                                         this Agreement which apply to the

                                         Transition Period

     "Transition Period"                 means the period between the date
                                         hereof and the Aftermarket Transfer
                                         Date

     "the Warranties"                    means the warranties of Lucas
                                         contained in clause 7 and Schedule 3


1.2 words used in this Agreement which denote the singular shall be deemed to include the plural and vice versa. References to a particular gender include all other genders;

1.3 references to clauses and Schedules are to clauses of and Schedules to this Agreement, and references to paragraphs are to paragraphs in the
          Schedule in which such references appear;

1.4 the Schedules form part of this Agreement and will have the same force and effect as if expressly set out in the body of this Agreement;

1.5 the headings to the clauses of this Agreement and to the paragraphs of any Schedule will not affect its construction;

1.6 the word "including" or any cognate word shall be construed as though the words "without limitation" immediately followed such word;

1.7 references in this Agreement to any instrument or agreement shall include such instrument or agreement as may have been or may hereafter be varied;

1.8 references in this Agreement to statutes or any statutory provision shall include any statutory modification, re-enactment or extension thereof for the time being in force and any orders, regulations, instruments or other subordinate legislation made thereunder provided always that this shall not operate to increase the liability of the parties hereunder; and

     1.9 references to any agreements, assets, contracts, property, rights, benefits, obligations or liabilities of Lucas in relation to the LAO Activity or LAO Assets, or to products or services sold or supplied by or to Lucas, shall include the same where they have been entered into, acquired, incurred, sold or supplied by or to another Lucas Group Company as agent for Lucas whether or not Lucas was a disclosed or undisclosed principal.

                                     PART I
                                     ------
             PROVISIONS RELATING TO SALE AND PURCHASE OF LAO ASSETS
             ------------------------------------------------------

2.   SALE AND PURCHASE OF THE LAO ASSETS
     -----------------------------------

     2.1 Lucas shall sell and the Company shall purchase as at and with effect from the date hereof free from Encumbrances:-

          2.1.1 the benefit of the Contracts (subject to the burden attaching thereto and subject to the provisions of clause 5.3 excluding the MOD Contracts);

          2.1.2  the Goodwill;

          2.1.3  the Records;

          2.1.4  the LAO Stock;

          2.1.5  the Third Party Rights.

     2.2 There shall be expressly excluded and excepted from the sale and purchase hereunder (and nothing in this Agreement shall operate to transfer) any assets or right relating to the LAO Activity other than those assets or rights set out in clause 2.1 provided always that notwithstanding the provisions of clause 2.1 the following shall be so excluded and excepted:-

          2.2.1 the ownership of or the right to use the names or trade marks "Lucas", "LucasVarity" or "CAV" or the Lucas diagonal flash or the CAV device or any other similar trade mark or name or other distinctive get-up used by any Lucas Group Company save as provided herein or in the Ancillary Agreements;

          2.2.2 any right or legal interest deriving from the relationship between Lucas, or any Lucas Group Company, and any member of the Lucas Network save as provided herein or in the Ancillary Agreements;

          2.2.3 all cheques and negotiable instruments issued in favour of any Lucas Group Company prior to the date hereof in relation to the LAO Activity ;

          2.2.4 any insurance claim made by or available to any Lucas Group Company in respect of the LAO Activity in respect of events or occurrences prior to the date hereof and all unearned premiums under insurance policies or other rights to refunds thereunder attributable to any period of time after the date hereof;

          2.2.5 any claim made by or available to any Lucas Group Company in respect of an event relating to the LAO Activity occurring prior to the date hereof other than the Third Party Rights;

          2.2.6 any asset, benefit or right sold, transferred or granted under or pursuant to any of the Ancillary Agreements;

          2.2.7 all debtors of the LAO Activity as at the date hereof save to the extent expressly provided otherwise in this Agreement.

     2.3 If any of the LAO Assets sold hereunder by Lucas is owned by any other Lucas Group Company or there is any other obligation of Lucas hereunder which is only capable of being satisfied by or with the assistance of any such other Lucas Group Company, Lucas shall not be deemed to be in breach of this Agreement so long as Lucas procures, to the extent necessary, compliance by such other Lucas Group Company with the terms and conditions of this Agreement which Lucas hereby undertakes to do. Such other Lucas Group Company and, where appropriate, its employees, shall have the benefit of any exclusions of liability contained herein in relation to the LAO Assets and any indemnity given by the Company herein to Lucas in relation to the LAO Assets or the LAO Activity. If any Lucas Group Company other than Lucas is or was a party to any of the Contracts or the Completed Contracts the relevant provisions of clause 5 shall apply to such Contract or Completed Contract (as the case may be) as if Lucas was party thereto and references in those clauses to Lucas, shall, where appropriate, be construed as references to the relevant Lucas Group Company. Accordingly the relevant Lucas Group Company shall be entitled to benefit from the obligations undertaken and indemnities given by the Company in relation to that Contract or Completed Contract under those clauses.

3.   THE CONSIDERATION
     -----------------

     3.1 The purchase price for the LAO Assets other than LAO Stock shall be (Pounds)1 to be paid by the Company on the date hereof. The price for the LAO Stock shall be the value calculated as follows:-

          3.1.1 The quantity of LAO Stock as at the date hereof shall be determined by Lucas:-

                 (a) taking those quantities shown in, or by reference to the books and accounts of LAO as being the quantity of LAO Stock at the date hereof (the "Opening Quantity");

                 (b) recording, on the perpetual inventory basis currently
                     applied by Lucas, all LAO Stock movements by part numbers description and cost both inwards and outwards between the date hereof and the Aftermarket Transfer Date;

                 (c) carrying out a physical stocktake of (i) the MOD and OES
                     Stock as at the MOD and OES Transfer Date and (ii) the Aftermarket Stock as at the Aftermarket Transfer Date, in each case at the Fradley Warehouse within three days immediately following each such Transfer Date. Written inventories of that part of the LAO Stock to be delivered to the Company on those respective dates shall be produced by Lucas as at each of such respective dates, identifying the type and quantity of each item then held by Lucas. It is acknowledged and agreed that in respect of certain items of the LAO Stock it may be difficult to distinguish between MOD and OES Stock on the one hand and Aftermarket Stock on the other hand and accordingly if any dispute or uncertainty arises in this connection such items will be allocated in such manner as, having taken into account any expressed and reasoned representations of LAO as to any items of the LAO stock in relation to which there is uncertainty or dispute, the Company shall determine. Any LAO Stock not allocated as being MOD and OES Stock as at the MOD and OES Transfer Date shall thereafter for the purposes of this Agreement be treated as Aftermarket Stock;

                 (d) reconciling as soon as practicable after the Aftermarket
                     Transfer Date the Aftermarket Stock shown by the physical stocktake carried out as at the Aftermarket Transfer Date against the Opening Quantity, having regard to stock movements in the interim including the transfer of MOD and OES Stock to the Company as at the MOD and OES Transfer Date.

                 Any LAO Stock losses or gains shall be for the account of Lucas.

         3.1.2  In relation to the operation of clause 3.1.1 Lucas shall:-

                3.1.2.1 provide the Company with information concerning the Opening Quantity as soon as reasonably practicable;

                3.1.2.2 provide the Company with information regarding LAO Stock Movements on a regular basis; and

                3.1.2.3 give the Company at least 7 days' advance notice of when each stocktake under clause 3.1.1(c) is to take place. Each of Lucas and the Company shall be entitled to have several representatives present at each such stock-take; a party shall not be entitled, in the absence of manifest error, to raise any objection as to the correctness of any data relating to the quantities and descriptions of the items the subject of such stocktake if no representative of that party attends such stocktake.

        3.1.3 Lucas will allow the Company full access to the Fradley Warehouse, all relevant employees and all records, information and other documentation (of all of which the Company shall be entitled to take copies) to enable the Company to participate in and verify stocktakes and the quantity including but not limited to the Opening Quantity of LAO Stock determined in accordance with the foregoing provisions of this clause 3.

        3.1.4 The value of the LAO Stock as at the date hereof shall be determined in accordance with the Accounting Principles. Such valuation shall be carried out as soon as practicable and in any event within 14 days following the determination of the quantity of LAO Stock by Lucas in accordance with the foregoing provisions of this clause 3.

        3.1.5 Promptly following such valuation Lucas shall serve on the Company a draft copy of the stock valuation (the "LAO Stock Valuation") together with a copy of Lucas' working papers including insofar as the Company does not have them already copies of Lucas' workings and papers relating to the determination of the Opening Quantity. Unless the Company shall notify Lucas in writing within 21 days after its receipt that it does not accept and agree the LAO Stock Valuation then the Company shall be deemed to have accepted and agreed the LAO Stock Valuation for the purposes of this Agreement. Unless Lucas shall otherwise agree, any such notification on the part of the Company shall specify in such reasonable detail as the Company is able to provide the matters in dispute. Any matters not objected to in any such notice served by the Company pursuant to this clause 3.1.5 within such period of 21 days shall be deemed agreed by the Company.

        3.1.6 If Lucas and the Company are unable to reach agreement pursuant to clause 3.1.5 within 14 days of the Company giving to Lucas written notification pursuant to such clause, or within such later time as Lucas and the Company may agree, then the sums not in dispute shall forthwith be paid by the Company to Lucas and any matters not so resolved shall be submitted to an independent accounting firm of international reputation (the "Independent Accountant") agreed to by Lucas and the Company or in default of agreement between them within 7 days to be selected at the instance of either of them by the President for the time being of the Institute of Chartered Accountants in England and Wales for final resolution in accordance solely and exclusively with this Agreement and the Accounting Principles. Submissions to the Independent Accountant shall be in the form of written statements of position by Lucas and the Company, and each party shall be given the opportunity to respond in writing to such written statements and shall respond to any request for statements or information from the Independent Accountant. Lucas, any other Lucas Group Company and the Company shall allow the Independent Accountant full access to all relevant accounting and other records of or in relation to the LAO Stock, the Fradley Warehouse and all relevant employees as it shall require for the purpose of giving its determination hereunder. Lucas and the Company shall co-operate to procure that the Independent Accountant is able to reach its decision as to any matter referred to it as expeditiously as possible. If the Independent Accountant determines that the resolution of a disputed item requires an interpretation of law then the Independent Accountant may request an independent law firm of national standing in England chosen by it to render a legal opinion as to such matter. The Independent Accountant shall act as an expert and not as an arbitrator and shall be directed by Lucas and the Company to make its determination as to the quantity and/or value of the LAO Stock as soon as possible after the matter in dispute is submitted to it and such determination shall be final and binding upon the parties hereto. The cost of such Independent Accountant's review (including reasonable lawyer's fees incurred by it, if any) shall be borne by the party or parties as determined by the Independent Accountant;

        3.1.7 Any costs incurred by each of the Company and Lucas in relation to the operation of this clause 3 including, without limitation, any professional costs and expenses, shall be borne by the party incurring the same save as contemplated by clause 3.1.6 if that clause applies.

   3.2 The Company shall pay Lucas for the value of the LAO Stock agreed or determined pursuant to the foregoing provisions of this clause 3 as follows:-

        3.2.1 as to (Pounds)480,000 of such value on the MOD and OES Transfer Date;

        3.2.2 as to the balance of such value, to the extent that the same is not disputed, within 21 days of Lucas submitting the LAO Stock Valuation (such 21st day being the "Balance Payment Date" if there is no dispute as to such value) provided that if there is a dispute as to the LAO Stock Valuation the provisions of clause
               3.1.6 shall apply and the parties shall account to each other in respect of the disputed items in accordance with the Independent Accountant's determination within 7 days of receipt of the same (in which case the "Balance Payment Date" is the day which falls 7 days from such receipt).

        Provided always that if the Transitional Arrangements are terminated for any reason whatsoever prior to the Aftermarket Transfer Date any outstanding physical stocktake shall be accelerated and be carried out as at the date of termination in the same manner and on the same timescales and otherwise as set out in clause 3.1 mutatis mutandis and on determination of the value of the LAO Stock pursuant thereto the Company shall pay to Lucas the full outstanding balance of such value after deduction of any sum previously paid in relation thereto.

     3.3 The Company shall pay Lucas interest on any unpaid balance of the value of the LAO Stock as of the 21st day after Lucas submits the LAO Stock Valuation to the Company at the rate per annum of 1% over Barclays Bank plc's base lending rate from time to time such interest to accrue on a daily basis from the date which falls 14 days after the submission by Lucas to the Company of the LAO Stock Valuation until the Balance Payment Date and if not paid by the Balance Payment Date the provisions of clause 3.4 shall apply as from the Balance Payment Date.

     3.4 Each party shall pay to the other interest on any sum not paid on the due date under any provision in this Agreement at the rate per annum which is 4% above Barclays Bank plc's base lending rate from time to time, such interest to accrue from day to day from the due date until the actual date of payment and to be payable after as well as before any judgement.

     3.5 The following provisions shall apply regarding the payments to be made under this Agreement:-

          3.5.1 all sums due from the Company to Lucas under this Agreement shall be paid in (Pounds) pounds sterling to Lucas by way of telegraphic transfer to the following account:-

                     Name:         Lucas Limited

                     Bank:         Barclays Bank Plc

                     Branch:       118, High Street,
                                   Newcastle under Lyme,
                                   Staffordshire

                     Sort Code:    20-59-23

                     Account No:   90436089
                  or to such other account as Lucas may hereafter nominate in writing to the Company.

          3.5.2 all sums due from Lucas to the Company under this Agreement shall be paid in (Pounds) pounds sterling to the Company by way of telegraphic transfer to the following account:-

                      Name:        Prestolite Electric Limited

                      Bank:        National Westminster Bank Plc

                      Branch: PO Box 9, 31 Promenade, Cheltenham, Gloucestershire GL5 1LH

                      Sort Code:   60-05-16

                      Account No:  04233204

                      or to such other account as the Company may hereafter nominate in writing to Lucas.


     3.6 All payments to be made pursuant to this Agreement shall (save where otherwise specifically stated) be taken to be exclusive of VAT (if applicable) and any VAT chargeable in respect of the matters giving rise to such payments shall be added to the amount thereof and paid in addition thereto on submission of a tax invoice in relation thereto.

4.   DELIVERY OF LAO ASSETS
     ----------------------

     Lucas shall deliver to the Company:

     4.1 on the MOD and OES Transfer Date such part of the Records and the LAO Stock as relates to the MOD and Original Equipment Service, delivery of such part of the LAO Stock to be effected ex works Fradley Warehouse;

     4.2 on the Aftermarket Transfer Date the remainder of the Records and the LAO Stock, delivery of such LAO Stock to be effected ex works Fradley Warehouse.

5.   CONSENTS THE SPECIFIED CONTRACTS AND THE CONTRACTS
     --------------------------------------------------

     5.1 Lucas hereby agrees and declares that it will after the date hereof execute and deliver any other documents and take any other steps as shall reasonably be required from time to time by the Company, at the Company's expense, to vest in the Company, or as it may direct, the benefit of the Contracts.

     5.2 The Company will at and from the date hereof at its own expense adopt perform fulfil observe and be bound by all the terms conditions obligations and liabilities under or in respect of the Contracts (except for any obligations or liabilities attributable to a breach prior to the date hereof on the part of Lucas or its employees, agents or sub-contractors (other than a breach, the liability for which is expressly assumed by the Company in this Agreement including clause
          9)) and shall without prejudice to the right (to the extent that the Company has such right) of the Company to claim for breach of any of the Warranties in relation to the Contracts keep Lucas indemnified against all expenses, costs, loss, damage, and liability arising therefrom. Lucas shall with effect from the date hereof assign or hold to the order of the Company or procure the assignment to the order of the Company of all the Contracts which are capable of assignment without the consent of the relevant other contracting party or parties.

     5.3 For the purposes of the following provisions of this clause 5 references to "Contracts" shall exclude the MOD Contracts the benefit and burden of which it is intended in due course shall pass to the Company once the Company has obtained the consent of the MOD thereto. Until such time as such consent has been obtained Lucas shall continue to hold the MOD Contracts in its name and, subject to the provisions of Part II of this Agreement, shall as a contractual obligation only as between the parties pass the benefit of sums received under the MOD Contracts to the Company. Lucas shall at the Company's expense take such reasonable action in relation to the MOD Contracts as the Company may from time to time reasonably request. Provided always that if such consent has not been obtained by the MOD and

          OES Transfer Date the provisions of clause 5.4 shall on such date apply to the MOD Contracts and any references therein to "the date hereof" shall in that circumstance read "the MOD and OES Transfer Date".

     5.4 Insofar as the benefit (subject to the burden) of the Contracts cannot effectively be transferred by Lucas or any relevant Lucas Group Company to the Company except by way of an agreement of novation with or consent to the assignment from the person, firm or company concerned:

          5.4.1 Lucas and the Company shall co-operate each at its own cost to do everything they reasonably can to procure that the Contracts be novated or assigned as aforesaid as soon as reasonably practicable;

          5.4.2 in every novation or assignment as aforesaid the Company shall undertake to indemnify Lucas or the relevant Lucas Group Company against all expenses, costs, loss, damage and liability arising by reason of or in connection with the non-performance or the defective or negligent performance by the Company of the Contracts;

          5.4.3 unless and until all such Contracts shall be novated or assigned as aforesaid:

                 5.4.3.1 Lucas and any relevant Lucas Group Company shall continue its corporate existence and shall hold the benefit of every such Contract which requires to be novated or assigned but which has not been novated or assigned, in trust for the Company as from the date hereof and shall account to the Company accordingly (whether in respect of any sums or other benefits received by it in respect thereof) and otherwise act at the reasonable direction of the Company and as its agent in all matters relating thereto subject to the Company indemnifying and holding Lucas (either for itself or as trustee of the relevant Lucas Group Company) harmless against, any expenses, costs, loss, damage, or liability, which it may have brought against it or suffer or incur as a consequence; and

                 5.4.3.2 the Company shall at its own cost and expense with effect from the date hereof carry out perform and complete every such Contract which has not been novated or assigned as a subcontractor of Lucas and where sub contracting is not possible the Company shall perform the contracts in accordance with their terms and conditions as agent for Lucas.

     5.5 If Lucas has before the date hereof sub-contracted the performance of any Contracts to any person, the Company shall on the date hereof assume responsibility for the relevant sub-contract and on behalf of the relevant customer seek or accept delivery or performance from such person of the goods or other products or services in respect of which such contract was made and shall make the same available for collection by such customer.

     5.6 Any fee or charge or financial penalty in either case in the nature of a fee levied by a third party in respect of a novation or assignment of any Contract or in connection with the termination of any existing Contract to permit novation or assignment to take place will be borne by the Company and Lucas in equal proportions and the Company shall procure the execution of any guarantees required by such third party as a condition of such novation or assignment.

6.   LUCAS EMPLOYEES
     ---------------

     6.1 The parties acknowledge and agree that it is not their intention that any Lucas Employees engaged in relation to the LAO Activity shall transfer from the employment of Lucas to the employment of the Company under or by virtue of this Agreement and/or the Regulations and neither Lucas or the Company shall without the written consent of the other contend or assist or encourage any other person to contend that the contracts of employment of any Lucas

          Employee will have or be deemed to have had effect after the date hereof, the MOD and OES Transfer Date or the Aftermarket Transfer Date as if originally made between the Company and such Lucas Employee pursuant to the Regulations.

     6.2 Lucas covenants with the Company that Lucas will indemnify the Company and hold the Company harmless and shall keep the Company indemnified against all costs, claims, expenses and liabilities whatsoever (including but not limited to claims for personal injury) and however arising from the Regulations operating so as to transfer the employment of any Lucas Employees from the employment of Lucas to the employment of the Company or otherwise pursuant to the Regulations or which otherwise leads to a liability of the Company after the date hereof in relation to any Lucas Employees or their employment or the termination by the Company of their employment hereafter and any costs, claims, expenses and liabilities of any nature arising from such termination by the Company subject to the provisions of clause
          8.3. This indemnity shall not apply to any Lucas Employee who without the prior written consent of Lucas and as a result of the Company having offered employment to such Lucas Employee becomes an employee of or consultant to the Company or any Purchaser Group Company at any time prior to the expiration of 12 months from the Aftermarket Transfer Date and if any payment shall have been paid to the Company by Lucas pursuant to this clause 6 prior to such expiration such payment shall be forthwith repaid by the Company to Lucas on the date on which such Lucas Employee so becomes an employee of or consultant to the Company or any Purchaser Group Company, this being without prejudice to the provisions of clause 6.4.

     6.3 In the event that any Lucas Employee brings a claim against Lucas or the Company arising out of or in connection with the purported transfer of employment of such Lucas Employee to the Company by virtue of this Agreement, Lucas and the Company shall at the expense of Lucas give to the other as soon as practicable after any request therefor all co-operation, assistance and information which may be reasonably relevant to the claim.

     6.4 The Company hereby undertakes that it will not, and will procure that no other Purchaser Group Company will, for a period of 2 years from the date hereof either on its own or any account or in conjunction with or on behalf of any person without the prior written consent of Lucas solicit or endeavour to entice away any person who at the date hereof, or at the MOD and OES Transfer Date or at the Aftermarket Transfer Date is a director or officer or who holds or will hold a managerial or senior sales, technical or financial post relating to the LAO Activity or the operation of this Agreement and whether or not such person would commit a breach of contract by leaving such service.

7.   WARRANTIES
     ----------

     7.1 Lucas hereby warrants to the Company with regard to the LAO Activity and the LAO Assets in the terms of the Warranties set out in Schedule 3.

     7.2 Each of the Warranties shall be separate and independent and, save as expressly provided, shall not be limited by reference to any other warranty or anything in this Agreement.

     7.3 Lucas shall be released from the effect of the Warranties to the extent of the disclosures fairly disclosed in Schedule 4.

     7.4 The limitations of liability set out in Schedule 5 will apply in respect of the Warranties.

     7.5 Where any of the Warranties is qualified by words such as "Lucas is not aware" or "Lucas believes" or "to the best of Lucas' knowledge" or any similar qualification, awareness or belief or knowledge of Lucas shall be determined by reference only to the awareness or belief or knowledge of the persons whose names are listed in the left hand column below and whose position is stated opposite his name in the right hand column below of whom enquiry has been made by Lucas and subject to the foregoing Lucas shall not be liable for breach of warranty should the fact or circumstance which would otherwise be a breach of the Warranties be known to any other employee or officer of any Lucas Group Company.

            Name of Person       Position Held

            C Long-Leather       Programme Director-Business Development

            A Lord               Divestment Project Manager

            J Anthony            Managing Director - LAO

            G Wyatt              Finance Director - LAO

            D McFall             Finance Manager Electrical Products Division - LAO

            M Littlejohns        Sales and Distribution - LAO

            R Nott               General Manager Electrical Products - LAO

            R Peachey            Legal Director - LAO

8.   INDEMNITY AND LIABILITIES
     -------------------------

     8.1 Save as expressly provided in this Agreement or in the Ancillary Agreements, Lucas and the Company agree that the Company shall not assume, and Lucas shall remain responsible for all liabilities arising out of the conduct of the LAO Activity by Lucas or any other Lucas Group Company before the date hereof and in particular but without limiting the generality of the foregoing the Company shall not be liable for:

          8.1.1 any liability of Lucas or any other Lucas Group Company in relation to the LAO Activity for borrowed money or other indebtedness in the nature of borrowings and whether as principal obligor or in any other capacity;

          8.1.2 any liability of Lucas or any other Lucas Group Company to taxation of any kind whatsoever arising from its conduct of the LAO Activity or ownership of the LAO Assets prior to the date hereof;

          8.1.3 any liability expressed elsewhere in this Agreement or the Ancillary Agreements to be that of Lucas or any other Lucas Group Company;

          8.1.4 any criminal liability of Lucas arising out of a breach of statutory duty or laws applicable to the LAO Activity or any of the LAO Assets by Lucas;

          8.1.5 any liability arising from any litigation (meaning proceedings having been issued and served on Lucas) against Lucas in relation to the LAO Activity or the LAO Assets subsisting on the Completion Date;

          8.1.6 any liability to creditors of the LAO Activity as at the date hereof save to the extent expressly provided otherwise in this Agreement; and

          8.1.7 any liability for breach of the Contracts by Lucas or any Lucas Group Company prior to the date hereof other than where such liability relates to product warranty, product liability or other claims relating to the quality of products;

          and Lucas hereby indemnifies the Company and holds the Company harmless from and against all liabilities, losses, damages, costs and expenses, interest, awards, judgements and penalties (including without limitation attorneys and consultants fees and expenses) suffered or incurred by the Company arising out of or resulting from any liability referred to in clause 8.1.

     8.2 The Company hereby undertakes to indemnify and hold harmless Lucas from and against any and all expenses, costs, loss, damage and liability suffered or incurred by Lucas after the date hereof arising out of or in connection with any matter the liability for which is expressly assumed by the Company under the provisions of this Agreement.

     8.3 Before Lucas or (as the case may be) the Company ("the Indemnified Party") makes any payment or offers any other remedy to a third party in respect of matters for which the Indemnified Party is entitled to an indemnity from the other of them ("the Indemnifier") under the terms of any indemnity contained in this Agreement the Indemnified Party shall give a reasonable opportunity to the Indemnifier, to verify and, if appropriate, at the Indemnifier's sole cost, remedy the default, defect, omission or other matter giving rise to the claim in question subject always to such third party allowing the same.

9.   PRODUCT LIABILITY AND PRODUCT WARRANTY AND OTHER SPECIFIC ISSUES
     ----------------------------------------------------------------

     9.1 Except for claims falling within clause 9.4 and except in relation to Third Party Products (but without prejudice to the Company's liability to contribute to Sales Provisions pursuant to clause 19.3.1) and without prejudice to the generality of any other provision of this Agreement, the Company shall be liable:

          9.1.1 to meet any claims for breach of a condition or warranty under terms implied by the Sale of Goods Act 1979 (as amended) or the Supply of Goods and Services Act 1982 (as amended) or the Supply of Goods (Implied Terms) Act 1973 (as amended) and to carry out in accordance with its terms any warranty, guarantee or other similar obligation or commitment ("Warranty Work" which expression includes any materials supplied as well as labour involved) given or undertaken by Lucas or any Lucas Group Company before the date hereof in respect of any goods sold, or in respect of any services performed, under any of the Completed Contracts; and

          9.1.2 for all Product Liability save only in relation to Third Party Products whether or not the claim in respect thereof is made against any Lucas Group Company or the Company provided both a written assertion that a claim may be made and such claim is first made after the date hereof.

     9.2 The Company shall indemnify Lucas and each Lucas Group Company against all costs, expenses, loss, damage or liability arising in respect of matters for which the Company is liable under the provisions of clause 9.1.

     9.3  In this Agreement:

          9.3.1 "Warranty Liability Claim" means a claim (other than a claim in respect of Product Liability) asserting in relation to a product manufactured, assembled, repaired, refurbished, serviced, sold or supplied prior to the date hereof by Lucas or any other Lucas Group Company in relation to the LAO Activity, that it is or was or will become faulty or defective or does not or did not or will not comply with any warranty or representation expressly or impliedly made, or with any applicable regulations, standards or requirements in respect thereof, and in respect of which the following conditions are also satisfied namely:

                 9.3.1.1 the claim is made within the contractual warranty period applicable to the supply (or repair, service or refurbishment) of the product in question and prior to 31st March 1999, and the Company bona-fide and reasonably believes it to be a claim which the Company (by reason of clause 9.1.1) is legally liable to meet; or

                 9.3.1.2 the claim is made either before or after the expiry of the contractual warranty period applicable to the supply (or repair, service or refurbishment) of the product in question and prior to 31st March 1999 and the Company (having consulted with Lucas) bona-fide and reasonably believes applying the same or substantially the same investigatory routines and judgmental criteria as were applied by Lucas in relation to the LAO Activity during the period of one year before the date hereof:

                          (a) that it is a claim which, because of the size of
                              the particular order, the importance of the customer to the LAO Activity, or otherwise, it is necessary for the Company to meet in whole or in part in order to preserve the goodwill of the LAO Activity; and

                          (b) that in the case where the particular customer or
                              a similar customer had previously made a similar claim of comparable size against any Lucas Group Company, that Lucas Group Company would have dealt with the claim in substantially the same way.

          9.3.2  "Notifiable Claim" means:

                 (i) a series of Warranty Liability Claims (whether made before or after or partly before and partly after the date hereof) resulting from substantially the same fault (whether of design, manufacturing technique or process, workmanship or materials) in relation to one or more products (so that all such products are affected by substantially the same fault) ("the affected products"); or

                 (ii) the existence of a state of affairs (whether before or after the date hereof) which is likely to lead to a series of Warranty Liability Claims within (i) above, whether or not a Warranty Liability Claim or Claims are actually made;

                 where, in either case, in relation to the affected products, the Warranty Cost in respect of the Warranty Liability Claims met and to be met becomes and/or exceeds (Pounds)20,000;

          9.3.3  "Warranty Cost" means:

                  (i) in the case of the affected products which are repaired the Incremental Cost of performing the repairs;

                 (ii) in the case of affected products which are replaced the
                      Incremental Cost to the LAO Activity of the replacement products and the installation thereof; and

                (iii) all other customer costs which the Company, manufacturer or supplier (as the case may be) is contractually obliged to meet under the warranty in question.

     9.4 In the event that after the date hereof but prior to 31st March 1999 the Company shall be notified in writing by a customer of a new Warranty Liability Claim which when aggregated with all Warranty Liability Claims previously made in respect of the affected products (to the intent and effect that the product in respect of which the new Warranty Liability Claim is made and the products in respect of which all other Warranty Liability Claims are or have been made all suffer from substantially the same fault) is also a Notifiable Claim, the Company shall promptly notify Lucas in writing of the relevant circumstances insofar as these are known to the Company and, prior to accepting any such new Warranty Liability Claim, allow Lucas to investigate the facts surrounding the Warranty Liability Claims met and to be met by the Company, the cause thereof, the Warranty Cost incurred or likely to be incurred in relation thereto and to make representations to the Company thereon, all of which Lucas will do promptly. The Company shall take into account such representations in making its decision whether or not to accept such Warranty Liability Claim, which decision shall be reasonable.

     9.5 The Company shall notify Lucas on receipt of any Warranty Liability Claim(s) which it reasonably believes may become Notifiable Claims. In respect of such Claims so notified, the Company shall before accepting the Warranty Liability Claim allow Lucas to investigate the Warranty Liability Claim in question the cause thereof the likely Warranty Cost in relation thereto and to make representations to the Company thereon. The Company shall take into account such representations in making its decision whether or not to accept such Warranty Liability Claim, which decision shall be reasonable.

     9.6 Lucas shall from time to time, subject to the Company having provided Lucas with a fully detailed breakdown of its warranty cost and allowing Lucas to verify the same by all reasonable means, pay promptly to the Company an amount equal to the Warranty Cost incurred by the Company of meeting Notifiable Claims, each such payment to be made within twenty one days.

     9.7 For the purpose of the application of this clause any Warranty Cost shall be calculated in pounds sterling.

10.  ACCRUALS, PREPAYMENTS AND APPORTIONMENTS
     ----------------------------------------

     10.1 Prepayments and volume rebates (allowed or allowable to customers or received or receivable from suppliers) which are payable retrospectively which relate to a period both up to and after the date hereof in either case in respect of any Contract will be apportioned in accordance with clause 10.2 and will belong to or be due from the parties accordingly and will be paid in accordance with clause 10.3.

     10.2 Any amount to be apportioned pursuant to clause 10.1 will, save in relation to any retrospective rebate or similar scheme based on purchases made, be apportioned as at the date hereof rateably on a time basis over the period to which it relates and in relation to any such retrospective rebate or similar scheme will be apportioned in the proportion that the net invoice value of purchases made over that part of the relevant rebate period falling prior to the date hereof bears to the net invoice value of purchases made over that part of the relevant rebate period falling after the date hereof. Any such amounts (or apportioned parts) as are attributable to any period up to the date hereof will be due to or from (as the case may be) Lucas and those attributable to periods after the date hereof will be due to or from (as the case may be) the Company.

     10.3 The amount due from Lucas to the Company or vice versa in respect of such apportionments shall be calculated within 14 days after the end of the last of the periods to expire in respect of which a retrospective rebate or similar scheme is to be paid either by Lucas to a customer or by a Supplier to Lucas and the sum due from Lucas to the Company or vice versa shall be paid within 14 days of the calculation being produced.

11.  RISK PROPERTY AND TITLE
     -----------------------

     The risk in the LAO Stock shall pass to the Company on delivery of the same pursuant to clause 4 and accordingly Lucas shall continue to insure the same in the same manner as prior to the date hereof at its own cost until such risk passes to the

     Company. The property in and title to the LAO Stock shall pass to the Company on the date hereof.

12.  PROVISIONS RELATING TO LUCAS NETWORK
     ------------------------------------

     12.1 Within three 3 days from the date hereof Lucas will send a notice to all Lucas' wholesale distribution outlets in the UK and all of the national distributors or other importers in each country outside the UK comprised within the Lucas Network in the terms set out in Schedule 6 ("the Circular") relating to the completion of the transactions, ongoing relationship between Purchaser Group Companies and Lucas Group Companies and the ability of the Lucas Network to do business with Prestolite Group Companies in relation to products which are not direct replacements for Lucas products.

          Each of such national distributors or other importers in each country outside the UK shall be mandated and instructed by Lucas to inform all authorised Lucas dealers and sub-distributors in each of the networks in their respective countries to the same effect as set out in the Circular.

     12.2 Lucas will on or about each of the MOD and OES Transfer Date and the Aftermarket Transfer Date send out to the relevant part of the Lucas Network affected by the transfers to be made on such respective dates an appropriate notice about such transfers in terms to be agreed with the Company not to be unreasonably withheld repeating in substance certain of the points set out in the Circular including the ability of the Lucas Network to do business with Prestolite Group Companies in relation to products which are not direct replacements for Lucas products.

     12.3 The Company shall, subject to obtaining Lucas' prior approval in writing to the terms thereof such approval not to be unreasonably withheld or delayed, be entitled occasionally to send a circular to the Lucas Network in such terms as shall have the approval of the project team referred to in clause 20.

13.  EXCLUSIONS
     ----------

     Save as otherwise expressly provided in this Agreement Lucas shall not be liable by reason of the sale of the LAO Assets under this Agreement for any personal injury, death, loss or damage of any kind whatsoever (other than death or personal injury resulting from its negligence) whether consequential or otherwise (including but not limited to loss of profits) arising from any defect in the LAO Assets and save as provided in clauses 2 and 7 Lucas hereby excludes in relation to the LAO Assets and the LAO Activity all conditions, warranties, representations, guarantees and stipulations express or implied, statutory, customary or otherwise which but for such exclusion would or might subsist in favour of the Company except that such exclusion will not apply to any statements made fraudulently nor to any condition or warranty implied by law which cannot lawfully be excluded.

14.  INSPECTION OF DOCUMENTS
     -----------------------

     Lucas shall for a period of 12 months after the Aftermarket Transfer Date afford to the authorised representatives of the Company all reasonable facilities to inspect records held or retained by Lucas or its professional advisers (which are not privileged) relating exclusively to the LAO Activity and/or the LAO Assets (which records Lucas agrees to maintain for such period) and to make copies or extracts therefrom. If within such period Lucas shall desire to cease holding and maintaining any such records it shall before taking any action in relation thereto give the Company a reasonable opportunity to inspect the same and at the Company's request and cost and take delivery of the same. The Company agrees to maintain at the registered office of the Company, and allow Lucas at all reasonable times access to and to take copies of, the Records insofar as they relate to the period prior to the Aftermarket Transfer Date, wherever held, for a period of 12 months from the Aftermarket Transfer Date.

                                    PART II
                                    -------

                PROVISIONS RELATING TO TRANSITIONAL ARRANGEMENTS
                ------------------------------------------------

15.  APPOINTMENT
     -----------

     15.1 With effect on and from the Commencement Date the Company hereby irrevocably appoints Lucas as its exclusive agent for the sale of the Products to the MOD, Original Equipment Service and the Aftermarket and Lucas agrees to act as the Company's agent upon and subject to the terms and conditions of the Transitional Arrangements.

     15.2 Except with the prior written consent of Lucas, the Company shall not:

          15.2.1 until after the MOD and OES Transfer Date sell Products to the MOD or Original Equipment Service directly or indirectly otherwise than through Lucas;

          15.2.2 until after the Aftermarket Transfer Date sell Products to the Aftermarket directly or indirectly otherwise than through Lucas;

             and even where such consent is given the provisions of clause 19.3 shall apply to such direct or indirect sales.

16.  SUPPLY OF PRODUCTS
     ------------------

     16.1 The authorities and rights given to Lucas and the obligations on the Company in this clause 16 shall apply from the date hereof (a) in relation to the MOD and Original Equipment Service only in respect of orders given or taken by Lucas for Products prior to the MOD and OES Transfer Date and (b) in relation to the Aftermarket in respect of orders given or taken by Lucas prior to the Aftermarket Transfer Date.

     16.2 All orders taken from customers in the Market by Lucas for Products may be taken by Lucas as agent of the Company as a disclosed or undisclosed principal at Lucas' absolute discretion.

     16.3 In order to supply Products to customers Lucas shall take the same from stock held at the Fradley Warehouse and shall replenish such stock by ordering them from the Company and third party suppliers in the same way as LAO prior to the Commencement Date ordered Products from the business carried on at and from Acton and from third party suppliers save that Lucas shall obtain and the Company shall supply Products, other than Third Party Products, on a free issue basis and Lucas shall obtain Third Party Products from third party suppliers as agent for the Company.

     16.4 So as to protect Lucas' good name in the Market and generally enable LAO to continue (but as agent for the Company) to service the Market in the same way as prior to the date hereof:

          16.4.1 the Company shall manufacture and shall supply Lucas with such quantities of Products as Lucas requires in order to meet orders for the Products received from customers within the timescales but subject to applicable minimum order quantities, lead times and product scheduling arrangements generally achieved by the LAO Activity prior to the date hereof. The Company shall deliver Products to LAO at the Fradley Warehouse free of charge in accordance with delivery schedules agreed with Lucas;

          16.4.2 the Company shall conform to the planning and supply arrangements that were in place between LAO and the business carried on at and from Acton immediately prior to the Commencement Date. The Company agrees to use its best endeavours to produce the same quality of Product which was supplied to LAO immediately before the Commencement Date and in sufficient quantities to meet the demand for Products for delivery in the Market.

     16.5 Lucas is authorised on behalf of the Company (either as disclosed or undisclosed principal) to enter into contracts with suppliers for Third Party Products in the manner and on a scale hitherto applying to the LAO Activity without reference back to the Company provided that LAO shall consult with the Company prior to dealing with any new or alternative supplier of Third Party Products or agreeing to change any terms and conditions applying to the supply of Third Party Products which are material and to the detriment of the Company. Where Third Party Products are purchased by Lucas Lucas shall invoice the Company at the same price as that paid by Lucas to the supplier.

     16.6 Lucas is authorised on behalf of the Company (either as disclosed or undisclosed principal) to enter into contracts with customers for the sale of the Products at the Product Prices without reference back to the Company. The Company will honour any contracts for the sale of the Products entered into by Lucas on behalf of the Company in accordance with its authority to do so herein contained.

     16.7 Lucas will use reasonable endeavours to ensure that all sales of the Products by Lucas to customers shall be made on Lucas' terms and conditions of sale for the time being.

17.  LUCAS' DUTIES AND OBLIGATIONS
     -----------------------------

     17.1 Lucas agrees with the Company that throughout the Transition Period but subject to the other provisions of the Transitional Arrangements:

          17.1.1 in performing its activities under the Transitional Arrangements Lucas will look after the interests of the Company and act dutifully and in good faith;

          17.1.2 not to make any hidden profit other than by means of the operation of this Agreement as envisaged by its terms.

          17.1.3 to be solely liable for any representations or warranties given to customers other than those contained in Lucas' terms and conditions of sale for the time being or as otherwise expressly authorised in writing by the Company from time to time;

          17.1.4 at all times diligently to promote and procure sales of the Products by such means consistent with past practice as LAO shall have done prior to the date hereof when carrying on the LAO Activity for its own account;

          17.1.5 to have regard to the Company's reasonable and lawful requests in relation to the conduct of the LAO Activity but so that nothing contained in this clause 17 or in the Transitional Arrangements shall require LAO to make any change from the way the LAO Activity was conducted by it prior to the date hereof or incur any expense in so doing, it being the intention that save in relation to unusual circumstances Lucas shall carry out its duties with the minimum of interference from the Company;

          17.1.6 to conduct the LAO Activity in an orderly and businesslike manner;

          17.1.7 to comply in the conduct of the LAO Activity with all applicable laws, byelaws and requirements of any governmental or regulatory authority applicable to the LAO Activity;

          17.1.8 to supply to the Company (i) weekly the amount of invoiced sales and orders received in relation to the LAO Activity for the immediately preceding week (ii) information reasonably requested by the Company to complete its monthly management accounts by the third day of each month; and (iii) from time to time upon reasonable request, sales reports, returns and other information relating to the LAO Activity in such detail as the Company may reasonably request provided that any information to be provided by Lucas pursuant to this clause shall be consistent with the type and extent of information historically provided prior to the date hereof by LAO to Acton;

         17.1.9 not without prior consultation with and consent from the Company to offer in relation to the sale of any products any exceptional special discounts, rebates, price reductions, or other incentive schemes or arrangements which would result in abnormal sales provisions being required to be made as a consequence, unless pursuant to contractual arrangements already in force prior to the date hereof or unless in the ordinary course of business having regard to the historical operation of the LAO Activity.

     17.2 Save as and if specifically provided elsewhere in this Agreement or otherwise expressly authorised by the Company, Lucas shall not without the Company's prior express approval incur any liabilities on behalf of the Company nor pledge the credit of the Company. Lucas has no authority to and shall not take institute or defend any proceedings on behalf of the Company (but Lucas may do so on its own behalf where it has been made a party to any proceedings) or settle or attempt to settle or make any admission concerning any such proceedings against the Company relating to the Products or any contract concerning the Products or relating to the affairs of the Company generally. Lucas will immediately inform the Company of any proceedings in which it becomes involved as a party relating to the LAO Activity. For the avoidance of doubt, Lucas shall be entitled to take any proceedings or other action to recover any debt due from a customer in circumstances where the debt is bad or Lucas has good reason to believe that such debt might become bad.

     17.3 Lucas shall permit the Company from time to time during the Transition Period to inspect during normal working hours on reasonable prior notice (a) the Fradley Warehouse where Products are being stored and
          (b) the relevant documentation relating to the sale by Lucas of Products on behalf of the Company or the purchase of Products on behalf of the Company, to verify that Lucas has been and is complying with its duties and obligations under this Agreement.

18.  OBLIGATIONS ON COMPANY
     ----------------------

     18.1 The Company will be responsible for dealing with all warranty claims made by customers in respect of Products supplied by Lucas during the Transition Period on a basis consistent with that applicable as between the LAO Activity and Acton prior to the date hereof and shall reimburse Lucas, against Lucas' invoices, for any costs, expenses or liabilities properly incurred or suffered by Lucas in respect of any such warranty claims provided that Lucas shall not be entitled to claim any such costs, expenses or liabilities if and to the extent that they were voluntarily incurred or suffered by Lucas and the customer was not contractually entitled to any relief or remedy under the relevant warranty. The Company acknowledges that Lucas will not, and shall not be required to, carry out inspection of Products before delivery of the same to the Company's customers.

     18.2 Without prejudice and in addition to any of Lucas' rights under applicable law the Company shall indemnify and hold Lucas harmless against all actions, claims, costs, demands, expenses and liability of whatsoever nature suffered or incurred by Lucas as a result of (a) any act carried out by Lucas as authorised or permitted under the terms of the Transitional Arrangements, (b) any omission on the part of Lucas by virtue of any restriction placed on Lucas under the terms of the Transitional Arrangements, (c) any claim made against Lucas in respect of any Products supplied after the date hereof under the Transitional Arrangements which were or become defective (d) any claim made against or suffered by Lucas in respect of any infringement of the Intellectual Property Rights of any person resulting from the sale by Lucas of any Products under the Transitional Arrangements provided that such indemnity under this sub-clause (d) shall not apply to any such actions, claims, costs, demands, expenses and liabilities to the extent that they arise from the application and/or use of the Trade Marks on Products in accordance with the Trade Mark Licence. The indemnity in this clause 18.2 shall not apply to the extent Lucas shall have acted outside the scope of its authority under this Agreement.

     18.3 The Company shall, at the reasonable request of Lucas, provide Lucas without charge, with all technical information and promotional material regarding the Products as Lucas may reasonably require in carrying out its services under this Agreement.

     18.4 The Company shall bear and reimburse Lucas (against Lucas' invoices to be submitted on a monthly basis) for 50% of the Incremental Cost incurred by LAO in carrying out at the Fradley Warehouse the packaging of those Products which have prior to the date hereof been packaged by LAO.

19.  PRICE, PAYMENT AND COMMISSION
     -----------------------------

     19.1 The Product Prices are in pounds sterling and are exclusive of VAT or other similar sales taxes or other duties which, if applicable, shall be an addition to such prices.

     19.2 Lucas shall issue VAT invoices to customers for Products sold to customers by Lucas on behalf of the Company and shall hold payments received from customers (excluding the VAT element thereof where Lucas has issued invoices where the Company is undisclosed principal) on trust for the Company subject to the provisions of clauses 19.3, 19.4 and 19.5. Lucas shall have sole responsibility for collecting payment from customers and shall be liable to pay the Company the amount of any bad debts which arise. Whether a debt is bad shall be determined by reference to the criteria historically and consistently applied by Lucas in relation to bad debts. The Company shall if requested by Lucas give reasonable assistance in the collection of debts at Lucas' expense.

    19.3 In consideration of the services to be provided by Lucas pursuant to the Transitional Arrangements Lucas shall be paid a fee of (Pounds)400,000 plus VAT to be paid by the Company as to (Pounds)160,000 plus VAT on the MOD and OES Transfer Date and as to (Pounds)240,000 plus VAT on the Aftermarket Transfer Date in each case against delivery on such dates by Lucas to the Company of VAT invoices dated as to tax point as of such dates, and in addition shall be paid a commission equal to 30% plus VAT of the Net Sale Value of Products invoiced by Lucas on behalf of the Company or by the Company direct to customers in the Market (this being without prejudice to clause 15.2) provided always that:

          19.3.1 the cost (excluding (where relevant) any charges or recoveries for overheads or other overhead allocations) of Sales Provisions shall be borne as to 70% by the Company and as to 30% by Lucas and the Company shall reimburse Lucas for its 70% contribution to such cost against LAO's invoices in relation thereto. An invoice will each month be submitted by Lucas to the Company on the basis of a notional Sales Provision of 1.7% of the Net Sale Value of Products invoiced by Lucas in the immediately preceding month. On or about each of the MOD and OES Transfer Date, 30th June 1998 and 31st March 1999 the notional Sales Provisions invoiced to the Company respectively in the periods to the MOD and OES Transfer Date, the 30th June 1998 and the Aftermarket Transfer Date will be reconciled against the actual Sales Provisions over the same respective periods and an invoice or a credit note (as the case may be) will be issued by Lucas to the Company in relation to the reconciled liability of the Company over the relevant period provided always that the maximum liability of the Company under this clause 19.3.1 shall be 70% of 1.7% of the Net Sale Value of Products invoiced by Lucas during the Transition Period;

          19.3.2 the commission payable to Lucas shall in respect of the MOD and Original Equipment Service only be payable in respect of Products invoiced or in transit to the MOD or Original Equipment Service before the MOD and OES Transfer Date and in respect of the Aftermarket only be payable in respect of Products invoiced or in transit on or before the Aftermarket Transfer Date.

     19.4 Lucas shall on the 10th of each month after the date hereof (including on the 10th of each month after the end of the Transitional Period until all statements of account between Lucas and the Company pursuant to the Transitional Arrangements have been settled) send to the Company a statement showing the following:

          19.4.1 the aggregate Net Sale Value of Products invoiced by Lucas on behalf of the Company during the immediately preceding month (the "previous month");

          19.4.2 the net receipts (excluding VAT) of cash received from customers in respect of Products in the previous month;

          19.4.3 the amount of Sales Provisions payable by the Company pursuant to clause 19.3.1 in respect of the previous month;

          19.4.4 the amounts paid by Lucas to third party suppliers for Third Party Products in the previous month;

          19.4.5 the amount of commission due to Lucas in respect of sales of Products invoiced in the previous month;

          19.4.6 the amount due from the Company in respect of any warranty claims settled in the previous month for which the Company is liable under this Agreement;

          19.4.7 the amount due from the Company in respect of its 50% share of the cost to LAO of carrying out packaging of Products in accordance with clause 18.4 in the previous month;

          19.4.8 any other sum which has become due and is outstanding from one party to the other in the previous month under the Transitional Arrangements.

          Such statement shall identify the sum due to the Company from Lucas or vice versa in respect of the previous month and where the Company is due to be paid Lucas shall account to the Company for all sums due to it less any amounts due from the Company to Lucas by effecting payment to the Company and Lucas shall issue an invoice or invoices in respect of the sum or sums due to Lucas and where Lucas is due to be paid the Company shall pay such invoice or invoices issued by Lucas within 7 days of receipt. All payments due from one party to the other under this clause 19.4 shall be paid without any deduction or withholding whether by way of set off, counterclaim or otherwise save to the extent specifically provided above and save to the extent that any sum is required to be withheld by law.

     19.5 In consideration of Lucas inputting data in respect of Products and customers in the Aftermarket into its proposed new computer system for the whole of

          LAO's business the Company shall pay to Lucas an additional charge of (Pounds)25,000 (plus VAT) which shall be paid on whichever is the later of 27th March 1998 or the date on which such data has been fully input into such new computer system. Lucas shall issue the Company with a VAT invoice in respect of such charge.

     19.6 Lucas shall be entitled to suspend its services under Part II of this Agreement as the Company's agent for the sale of Products to the Market by giving written notice to the Company if Lucas has not received any payment due to it under the Transitional Arrangements within 10 days of written demand for payment being made to the Company after the due date for payment and such suspension may continue until such time as such outstanding payments have been made.

     19.7 Notwithstanding any other provision of this Agreement Lucas shall not be required to act as the Company's agent for the sale of the Products to the MOD and Original Equipment Service after the MOD and OES Transfer Date nor to the Aftermarket after the Aftermarket Transfer Date.

20.  PROJECT TEAM
     ------------

     On the Commencement Date each party shall nominate two persons who will make up a project team which will be responsible for procuring the timely and effective transfer of the marketing and distribution of the Products to the Company in accordance with the terms of this Agreement. In particular such project team will in respect of the MOD and Original Equipment Service a reasonable time before the MOD and OES Transfer Date and in respect of the Aftermarket a reasonable time before the Aftermarket Transfer Date:

     20.1 determine the precise time scales and steps required to be taken to achieve the transfer of Product marketing and distribution to the Company;

     20.2 report to the Company and Lucas with firm proposals for the implementation and timing of Product marketing and distribution to the Company;

     20.3 agree the content of and timing of any announcements agreed to be made to the Lucas Network additional to the circular to be sent out pursuant to clause 12;

     20.4 resolve any problems or issues which relate to the transfer of Product marketing and distribution to the Company.

21.  TRADE MARK PROVISIONS
     ---------------------

     On the date of this Agreement Lucas will enter into the Trade Mark Licence with the Company for the Company's use of the Trade Marks (as defined in the Trade Mark Licence) on Products and Promotional Material (as defined in the Trade Mark Licence) and the Company shall comply with the provisions of such Trade Mark Licence in relation to the labelling and marking of Products and such Promotional Material. Lucas shall be entitled to suspend its services under Part II of this Agreement in relation to any Product and/or the Promotional Material relating to the same which is supplied by the Company in breach of the terms of the Trade Mark Licence by giving written notice to the Company. Nothing in this Agreement shall give the Company the right to sell or distribute Marked Products (as defined in the Trade Mark Licence) in any manner which would contravene the provisions of the Trade Mark Licence and if there shall be any conflict between the Trade Mark Licence and this Agreement the Trade Mark Licence shall prevail.

22.  LIABILITY
     ---------

     In relation to the services to be provided by Lucas under Part II of this Agreement all warranties, representations, conditions or other terms implied in or by contract, tort, statute, common law or otherwise are hereby expressly excluded save to the extent that it is unlawful so to do. Lucas shall not under any circumstance be liable in contract, tort, statute or otherwise for any loss, damage or liability of any nature whatsoever incurred or suffered by the Company whether direct, indirect, economic, consequential or otherwise arising out of or in connection with any services carried out or omitted to be carried out by Lucas pursuant to this Agreement whether negligently or otherwise save only:

     22.1 any loss or damage arising from any fraudulent act or omission of Lucas;

     22.2 any death or personal injury arising from Lucas' negligence;

     22.3 any physical loss or damage to property arising from the gross negligence or wilful default of Lucas.

23.  CONFIDENTIALITY
     ---------------

     Each party undertakes that it shall not, and shall ensure that its employees and agents shall not, disclose, use or permit the use of any confidential information disclosed to it by the other party except as may be necessary for complying with its obligations under this Agreement and then only in such a manner as to protect fully the confidentiality of such confidential information. The obligations of non-disclosure by each party shall continue to apply notwithstanding the termination of this Agreement but shall not apply to any information which falls into the public domain other than by breach of such obligation of non-disclosure by such party. Registration or notification of this Agreement with or to any regulatory authority shall not be a breach of confidence for the purposes of this clause.

24.  TERM AND TERMINATION
     --------------------

     24.1 The provisions of Part II of this Agreement shall come into force on the Commencement Date and subject to earlier termination under clause 24.2, shall, in respect of sales of Products to the MOD and Original Equipment Service continue in force until the MOD and OES Transfer Date and in respect of sales to the Aftermarket until the Aftermarket Transfer Date.

     24.2 A party shall be entitled to terminate the Transitional Arrangements set out in Part II of this Agreement summarily by written notice to the other party if the other party is:

          24.2.1 in material breach of such Transitional Arrangements and shall have failed to remedy the breach within 30 days after receipt of a request in writing from the party not in breach to remedy the breach, such request indicating that failure to remedy the breach may result in termination of the Transitional Arrangements;

          24.2.2 insolvent or has a receiver, manager, administrator, administrative receiver, liquidator (other than for the purposes of a solvent reconstruction or amalgamation) appointed over it or its undertaking assets or income or any part thereof.

     24.3 Lucas shall be entitled to terminate the Transitional Arrangements summarily within 3 months of becoming aware of any change in the Controllers of:

          24.3.1 the Company; or

          24.3.2 any direct or indirect holding company of the Company;

                 resulting in the new Controllers being a Lucas competitor named in Schedule 7. The Company undertakes to notify Lucas in writing of any such change within 7 days of the same occurring.

25.  EFFECTS OF TERMINATION
     ----------------------

     25.1 MOD and OES Transfer Date
          -------------------------

          25.1.1 As from the MOD and OES Transfer Date Lucas will cease to hold itself out as agent for the Company for the purchase and/or sale of Products for or to the MOD and Original Equipment Service and shall hand over on such date its order files in relation to purchases of Third Party Products and sales to the MOD and customers in Original Equipment Service who will then be the responsibility of the Company in relation to all matters concerning the Products to the exclusion of Lucas.

          25.1.2 On the MOD and OES Transfer Date the Company shall collect from Lucas from its Fradley Warehouse at the Company's own cost and expense all stock held there which is intended for sale exclusively to the MOD and Original Equipment Service (and not to the Aftermarket).

     25.2 Aftermarket Transfer Date
          -------------------------

          25.2.1 As from the Aftermarket Transfer Date Lucas will cease to hold itself out as agent for the Company for the purchase and/or sale of the Products for or to the Aftermarket or otherwise in relation to the LAO Activity and shall hand over on such date its order files in relation to purchases of Third Party Products and sales to customers in the Aftermarket who will then be the sole responsibility of the Company in relation to all matters concerning the Products and the LAO Activity to the exclusion of Lucas and with effect from the Aftermarket Transfer Date the Company shall take over and operate for its own account the LAO Activity and all those duties, obligations and responsibilities which prior thereto had been carried out by Lucas as agent for the Company under the Transitional Arrangements.

          25.2.2 On the Aftermarket Transfer Date the Company shall collect from Lucas from its Fradley Warehouse at the Company's own cost and expense all stock of the Products held there.

     25.3 No Compensation
          ---------------

          Termination howsoever arising or expiry of the Transitional Arrangements on the Aftermarket Transfer Date shall not entitle LAO to any compensation or indemnity in respect of such termination or expiry except in relation to any prior breach by the Company of the Transitional Arrangements. If under the governing law of this Agreement or the law of any country in which LAO shall perform any of its duties and obligations under this Agreement such compensation or indemnity shall be payable:

          25.3.1 if such law permits the parties to contract-out of payment of or liability for the same this clause shall be deemed to operate in such way as to have effect as a contracting-out of any such liability under such law; and

          25.3.2 if such law shall prohibit the parties from contracting-out of payment of or liability for the same and LAO shall make any claim for such compensation or indemnity then to the extent that the Company shall be required to pay any such indemnity or compensation and shall pay it the rate of commission specified in clause 19.3 shall be deemed to be retrospectively adjusted to such lower rate as when applied to the aggregate Net Sale Value during the period of the Transitional Arrangements shall result in the aggregate commission earned by LAO being lower than the aggregate commission actually earned by LAO and paid by the Company by an amount ("the Corresponding Debt") which is equal to the indemnity or compensation payable. LAO shall forthwith on payment by the Company of any indemnity or compensation account to the Company for the amount of the commission which has been overpaid by the Company as a result of the operation of this clause. The Company shall be entitled to set off against and deduct from any indemnity or compensation payable the Corresponding Debt.

     25.4 General
          -------

          25.4.1 In the event that the Transitional Arrangements are terminated under clause 24.2 or 24.3, Lucas shall as from the date of termination cease to hold itself out as agent for the Company for the purchase or sale of the Products and the Company shall immediately collect from Lucas at its Fradley Warehouse at the Company's own cost and expense any stock held there which belongs to the Company.

          25.4.2 The termination of the Transitional Arrangements howsoever arising will be without prejudice to the rights and duties of either party accrued prior to termination. The clauses in this Agreement which expressly or impliedly have effect after such termination will continue to be enforceable notwithstanding termination. Any indemnities given in this Agreement will continue to apply notwithstanding termination of the Transitional Arrangements.

26.  FORCE MAJEURE
     -------------

     Neither Lucas nor the Company shall be liable to the other for any failure or delay in performing its obligations in relation to the Transitional Arrangements under this Agreement due to Force Majeure provided always that:-

     26.1 the date for performance of the contractual obligation which has been delayed by Force Majeure shall be deemed suspended only for a period equal to the delay thereby caused;

     26.2 the party seeking to exempt itself from liability by virtue of the provisions of this clause 24 shall give notice to the other party within 7 (seven) days of becoming aware of the Force Majeure event or circumstance and of its consequences and shall at all times use all reasonable endeavours to mitigate the severity of the same.

                                    PART III
                                    --------

                                    GENERAL
                                    -------

27.  ASSIGNMENT PROHIBITED
     ---------------------

     The benefit and/or burden of this Agreement shall not be assignable or assigned by either Lucas or the Company without the prior written consent of the other (which consent shall not be unreasonably withheld in the case of an internal group reorganisation (without insolvency) intended to be made by either Lucas or the Company provided always that any assignee shall be a person of similar substance and standing as the assignor or a suitable guarantee shall be provided) save that Lucas or the Company shall be entitled without the consent of the other to accept the benefits accruing under this Agreement or to exercise its rights covenants and obligations hereunder through the agency of (in the case of Lucas) any other Lucas Group Company and (in the case of the Company) any other Purchaser Group

     Company. In cases where the assignee of this Agreement is a Lucas Group Company, then, upon ceasing to be a Lucas Group Company, Lucas shall procure that such assignee shall, and such assignee shall be obliged to, re-assign this Agreement to Lucas. In cases where the assignee of this Agreement is a Purchaser Group Company then, upon ceasing to be a Purchaser Group Company, the Company shall procure that such assignee shall, and such assignee shall be obliged to, re-assign this Agreement to the Company.

28.  SEVERABILITY
     ------------

     The illegality, invalidity or unenforceability of any clause or part of this Agreement will not affect the legality, validity or enforceability of the remainder. If any such clause or part is found by any competent court or competent authority to be illegal, invalid or unenforceable the parties agree that they will substitute provisions whose effect is as similar to the offending provisions as is possible without thereby rendering them illegal, invalid or unenforceable.

29.  ENTIRE AGREEMENT
     ----------------

     29.1 This Agreement, and the documents referred to in it, contain the whole agreement between the parties relating to the transactions concerning the LAO Activity, the LAO Assets and the Transitional Arrangements contemplated by this Agreement and supersede all previous agreements between the parties relating to such transactions.

     29.2 Each of the parties acknowledges that in agreeing to enter into this Agreement it has not relied on any pre-contractual representations warranties or other assurances except those set out in this Agreement.

     29.3 Each party hereby agrees that it shall have no remedy against the other party for any innocent or negligent misrepresentation made by such other party in relation to such transactions prior to this Agreement being entered into except to the extent that the same shall have been incorporated in this Agreement as a warranty representation or indemnity in which case any claim in relation to the same shall lie only on the basis of a breach of this Agreement or under the relevant indemnity provision.

30.  VARIATIONS
     ----------

     No variation to this Agreement shall be effective unless in writing signed by a duly authorised representative of each of the parties hereto.

31.  WAIVER
     ------

     31.1 Failure to exercise or delay in exercising on the part of any party any right, power or privilege of that party under this Agreement shall not in any circumstances operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege in any circumstances preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     31.2 Any waiver of a breach of any of the terms hereof or of any default hereunder shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

32.  NOTICES
     -------

     Any demand, notice or communication in relation to this Agreement shall be made in writing and served by hand, by registered or recorded delivery post, or by facsimile transmission addressed to the recipient at its registered office or its address stated below (or such other address or facsimile number as a party may nominate in writing from time to time).

     Lucas          Lucas Aftermarket Operations
     -----
                    Stratford Road
                    Solihull
                    West Midlands
                    B90 4LA

                    For the attention of:  Legal Director
                    Fax No:  0121 697 5026

     The Company    Prestolite Electric Limited
     -----------
                    Cleveland Road
                    Leyland
                    Preston
                    Lancashire
                    PR5 1XB

                    For the attention of: The Managing Director and Finance
                                          Director
                    Fax No: 0177 242 1663

33.  LANGUAGE
     --------

     33.1 The English language version of this Agreement shall be the authoritative version even though it may have been translated into some other language.

     33.2 All communications between the parties shall unless otherwise agreed in writing be in the English language.

34.  ASSOCIATED COMPANY
     ------------------

     Any act or omission of any Associated Company of Lucas or the Company (as the case may be) which if committed or omitted by Lucas or the Company (as the case may be) would have been a breach of this Agreement by Lucas or the Company (as the case may be) will be deemed to be a breach of this Agreement by Lucas or the Company (as the case may be) who will be liable to the other party accordingly.

35.  RELATIONSHIP OF THE PARTIES
     ---------------------------

     Nothing contained in this Agreement shall be construed to imply that there is any relationship between the parties of partnership or of employer/ employee nor are the parties hereby engaging in a joint venture and accordingly neither of the parties shall have any right or authority to act on behalf of the other nor to bind the other by contract or otherwise, unless expressly permitted by the terms of this Agreement.

36.  EXPENSES
     --------

     Except whether otherwise expressly provided herein each party will bear its own costs and expenses in relation to the preparation, completion and operation of this Agreement.

37.  FURTHER ASSURANCE
     -----------------

     Lucas hereby agrees and declares that it will after the date hereof and notwithstanding the sale and purchase hereunder of the LAO Assets execute and deliver any other documents and take any other steps as shall reasonably be required from time to time by the Company, at Lucas' expense, to vest in the Company, or as it may direct, the LAO Assets (other than the Contracts which are governed by clause 5) and otherwise give the Company the full benefit of all the provisions of this Agreement.

38.  TRUSTS
     ------

     The perpetuity period applicable to any trusts created by this Agreement shall be ten years commencing on the date of this Agreement.

39.  COUNTERPARTS
     ------------

     This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one document.

40.  APPLICABLE LAW
     --------------

     The formation, construction, performance, validity and all aspects whatsoever of this Agreement shall be governed by the law of England and Wales and the parties submit to the exclusive jurisdiction of the English Courts.

                                   SCHEDULE 1
                                   ----------
                   ACCOUNTING POLICIES RELATING TO THE STOCK
                   -----------------------------------------
Definition
----------

LAO Stock comprises the stock within the meaning given in clause 1.1 to that expression.

Valuation
---------

   Policy
   ------

   . Stocks are valued at the lower of cost and net realisable value of separate items of stock or of groups of similar items.

  Definition
  ----------

  . Cost - LAO Stock other than stock of Third Party Products - the SSAP9 transfer price at which the stock was originally transferred from the Acton business to LAO.

     In the case of Third Party Products comprised within the Stock - Cost - the expenditure incurred in bringing them to their present location including import duties, transport and handling costs and any other directly attributable costs, less trade discounts, rebates and subsidies and without the addition of any overhead allocation.

  . Net Realisable Value - the actual or estimated selling price net of trade but before settlement discounts.

  Determination of Cost
  ---------------------

  . The gross valuation must include all goods in stock and will be based on cost, any diminution due to obsolescence and other causes being dealt with separately by way of provisions. Gross cost will be arrived at by using standard costing methods. Standard costs will be brought up-to-date shortly before the valuation date. The valuation must be modified to recognise the true cost of stock as required by SSAP9, adjustments would be made for normal scrap, price variations etc.

  Provisions
  ----------

  . The purpose of provisions is to reduce the stock valuation to the lower of cost and net realisable value.

  . Inactive stock - all stock where no sales have been recorded during the previous twelve months are inactive stocks, these will be provided for in full. The only exception being where stock has been deliberately accumulated in anticipation of a new sales campaign, the introduction of a new product or model, or new legislation. In this case the stock will be measured against the expected future demand and any excess provided for.

  . Excess stock - a provision will be made for stocks which have moved during the preceding year but which are excessive in relation to the expected demand for the coming year such that any stocks in excess of one year's supply will be fully written off.

  . Defective stock - where goods are accepted from suppliers on partial inspection only, a provision will be made for defective and perishable items not revealed by the initial check. The amount should be recalculated at the valuation date.

  . Overvaluation - in any case where the net stock value exceeds the net realisable value the difference must be provided for.

                                   SCHEDULE 2
                                   ----------

                              ANCILLARY AGREEMENTS
                              --------------------

     Distribution Agreement for South Africa between (1) Lucas Limited and (2) Lucas Automotive (Pty) Limited

     Distribution Agreement for Argentina between (1) Lucas Limited and (2) Lucas Indiel Argentina S.A.

     South African Supply Agreement between (1) Lucas Limited and (2) Lucas Automotive (Pty) Limited

     Supply and Distribution Agreement for South America (excluding Argentina) between (1) Lucas Indiel Argentina S.A. and (2) Lucas Diesel do Brasil Ltda

     Acton Trade Mark Licence between (1) Lucas Industries plc and (2) Prestolite Electric Limited

     Argentina Trade Mark Licence between (1) Lucas Industries plc and (2) Lucas Indiel Argentina S.A.

     Marketing Services Agreement between (1) Lucas Limited and (2) Prestolite Electric Limited

     Overarching Agreement between (1) PEI Holding Incorporated (2) Lucas Industries plc (3) Lucas Limited and (4) Prestolite Electric Limited

     Licence of Intellectual Property relating to In-Line Diesel Pumps between
     (1) Lucas Limited and (2) Prestolite Electric Limited

     In-Line Diesel Pumps Supply Agreement between (1) Lucas Limited and (2) Prestolite Electric Limited.

     Umbrella Agreement between (1) Lucas Limited (2) Lucas Industries plc (3) Lucas Diesel Do Brasil Ltda (4) Prestolite Electric Incorporated (5) Prestolite Electric Limited(6) Lucas Indiel Argentina SA (7) Lucas Automotive (Pty) Limited (8) Prestolite Newco Incorporated (9) PEI Holding Incorporated

     Argentina Sale and Purchase Agreement between (1) Lucas Industries plc (2) Prestolite Electric Incorporated (3) Prestolite Newco Incorporated.

     South Africa Sale and Purchase Agreement between (1) Lucas Industries plc
     (2) Prestolite Electric Incorporated

     Side Letter from Lucas Industries plc to Lucas Automotive (Pty) Ltd concerning use of Trade Marks under the Supply Agreement

     Side Letter from Lucas Industries plc to Lucas Indiel Argentina SA concerning use of Trade Marks under the Supply Agreement.

     Side Letter from Lucas Aftermarket Operations to Prestolite Electric Limited concerning H.D.E units required for Lucas Exchange Unit Programme.

     Side Letter from Lucas Industries plc to Lucas Automotive (Pty) Limited concerning sales to Lucas Ricambi

                                   SCHEDULE 3
                                   ----------

                                   WARRANTIES
                                   ----------

Employees
---------

None of the employees employed by LAO for the purposes of the LAO Activity are exclusively employed in the LAO Activity.

Litigation and Disputes
-----------------------

LAO is not at the date hereof in relation to the LAO Activity or the Contracts engaged in any litigation, arbitration, administrative or criminal proceedings, whether as plaintiff, defendant or otherwise, which materially and adversely affects or is reasonably likely to have an adverse effect on the LAO Activity and/or the LAO Assets.

Product Liability
-----------------

There is no claim in respect of Product Liability outstanding or threatened against or so far as LAO is aware accepted by LAO in relation to the LAO Activity.

Contracts and Contractual Arrangements
--------------------------------------

So far as LAO is aware no notice of termination of any such Contract has been received or served by LAO.

Other than as a result of the arrangements contemplated herein LAO is not aware of the invalidity of, or of any grounds for determination, rescission, avoidance or repudiation, of any of the Contracts.

None of the Contracts:

(a)  is an agency or distributorship agreement;

(b)  is a contract in respect of which the primary supply is for services;

(c)  requires LAO to pay any commission, finder's fee, royalty or the like;

(d)  is in any way otherwise than in the ordinary course of business;

(e) in the reasonable opinion of LAO cannot readily be fulfilled or performed by LAO on time without undue or unusual expenditure of money or effort.

Defaults
--------

So far as LAO is aware, neither LAO nor the LAO Activity nor any other party to any agreement with LAO or the LAO Activity is in default under any of the Contracts where such default has a material adverse effect on the continuance of the LAO Activity.

Forward Currency Exchange
-------------------------

There are no forward currency exchange contracts which the Lucas Group has prior to the date hereof entered into for the benefit of the LAO Activity and which are current at the date hereof.

Sales Of Products
-----------------

Sales of Products in connection with the LAO Activity for the ten months to November 1997 indicate that overall positive gross margins were achieved at each of the Aftermarket, Original Equipment Service and MOD customer group levels.

                                   SCHEDULE 5
                                   ----------

                   LIMITATIONS ON WARRANTIES AND INDEMNITIES
                   -----------------------------------------

1. Lucas shall be released from the effect of the Warranties but not the Indemnities (as defined in paragraph 3.4 of this Schedule 5) to the extent that the Company is aware at the date of this Agreement of any matters, events or circumstances (whether the same are learned by any investigation or enquiry made by or on behalf of the Company into the LAO Activity) and which matters, events or circumstances would but for this paragraph 1 constitute a breach of any of the Warranties. For the purpose of this paragraph the Company's awareness shall be determined by reference only to the actual knowledge of Mr Kim Packard and Mr Ken Cornelius of Prestolite Electric Incorporated, Dr Mike Lea and Mr John Wilkinson of the Company and of the Company's professional advisers (including the Company's Lawyers and Coopers & Lybrand), in respect of the matters the subject of this Agreement

2. Any claim the Company may have in respect of the Warranties shall sound in damages only, subject to the provisions of this Schedule 5, and accordingly the Company shall not have the right to rescind this Agreement or treat it as having been repudiated by Lucas by reason of there having been any breach of the Warranties.

3. The Company hereby agrees and acknowledges that notwithstanding anything to the contrary contained in this Agreement the Warranties are subject to the following:

     3.1 no claim shall be capable of being made unless it shall be notified in writing to Lucas on or before 31 March 1999 and any such claim which has been made shall (if it has not been previously satisfied settled or withdrawn) be deemed to have been withdrawn at the expiration of 6 months from the date on which the claim so notified when aggregated with all other claims under this Agreement and under the Other Sale Agreements exceeding (Pounds)5,000 exceeds (Pounds)150,000 unless prior to such expiration legal proceedings in respect thereof shall have already commenced by the delivery of a summons on Lucas;

     3.2 the aggregate liability of Lucas under this Agreement and the Other Sale Agreements in respect of all breaches of the Warranties shall not when aggregated with the liability of the person or persons defined as the Vendor in each of the Other Sale Agreements in respect of all breaches of the Other Warranties and Other Capped Indemnities exceed a sum equal to (Pounds)12,000,000;

     3.3 Lucas shall not be liable in respect of any single claim brought by the Company for a breach of the Warranties, arising out of a single event (provided that for the purposes of this paragraph 3.3 liability in respect of a series of claims arising out of the same subject matter shall be aggregated together as if such claims were one claim) if the liability in respect of such claim would not exceed (Pounds)5,000 (five thousand pounds). Lucas shall be liable in respect of each and any claim for a breach of the Warranties in respect of which the liability of Lucas exceeds (Pounds)5,000 (five thousand pounds) only if the liability of Lucas for that claim, all other such claims exceeding (Pounds)5,000 and all other such claims made under the Other Sale Agreements in respect of all breaches of the Other Warranties and Other Capped Indemnities would in aggregate exceed (Pounds)150,000 and in that event Lucas shall only be liable for the excess;

     3.4 if any matter arises or gives rise to any claim under the Warranties or any indemnities given by Lucas under this Agreement ("the Indemnities") the Company shall as soon as reasonably practicable give notice in writing to Lucas giving such details of the matter in respect of which the claim is made as are at that time known to the Company and (on the basis of the facts then known to the Company) the bona fide estimated liability in respect thereof and where the claim arises by reason of a claim made against the Company and/or Lucas and/or any Purchaser Group Company and/or any Lucas Group Company by a third party the Company shall not seek to settle or compromise the matter and shall (if relevant) procure that the relevant company does not seek to settle or compromise the same without the written consent of Lucas (which consent shall not be unreasonably withheld or delayed) and shall take such reasonable action as Lucas may require to avoid, resist, contest and/or compromise any such claim on the basis that Lucas shall be responsible for and shall bear all the reasonable costs and expenses of the Company or the relevant Purchaser Group Company in taking such action and in addition shall to the extent that the same shall not have been borne by Lucas directly indemnify the Company against the same and against all legal costs incurred by or awarded against the Company as a direct result thereof;

     3.5 Lucas shall not be liable for any claim arising as a result of a breach of Warranties:

          3.5.1 or under the Indemnities if such claim would not have arisen but for anything voluntarily done or omitted to be done by the Company, or any Purchaser Group Company or any of its or their employees, agents or successors in title after the date hereof outside the ordinary course of business and which the Company, any Purchaser Group Company or its or their employees agents or successors in title were aware or ought reasonably to have been aware could give rise to a claim; or

          3.5.2 or the Indemnities to the extent that such claim relates to any loss for which the Company or any Purchaser Group Company is indemnified by insurance (but only to the extent of the amount of the proceeds actually received from any applicable insurance policy) and the Company agrees to pursue and to procure that there is pursued all and any claims which there may be under or in respect of any policy of insurance which relates or may relate to the subject matter of the claim in question and to provide to Lucas such evidence as Lucas may reasonably require of having done so;

     3.6 where the Company or any Purchaser Group Company is at any time entitled to recover from a third party (other than as contemplated in paragraph 3.5 above) any amount in respect of any matter giving rise to a claim under the Warranties or the Indemnities or under any other provisions of this Agreement the Company shall take and shall procure that there is taken all reasonable steps to enforce any rights of recovery that the Company or any Purchaser Group Company may have against any third party in respect of the subject matter of the claim and the Company or the relevant Purchaser Group

          Company shall be indemnified by Lucas against all reasonable costs and expenses including all legal costs incurred by it or them in doing so. In the event that the Company or any Purchaser Group Company shall receive any amount from such third party, the amount of the claim against Lucas shall be reduced by the amount recovered less where not already paid all such reasonable costs and expenses incurred by the Company or any Purchaser Group Company Provided always that:

          3.6.1 any failure by the Company to comply with such undertaking in respect of any matter giving rise to a claim under the Warranties or the Indemnities or otherwise under this Agreement shall not affect in any way any liability of Lucas which liability shall not be conditional upon the Company's compliance with this undertaking save that Lucas shall be entitled to say that the Company has not mitigated its loss or that Lucas has a right of action or other claim against the Company for breach of the provisions of this paragraph 3.6; and

          3.6.2 in respect of any matter giving rise to a claim under the Warranties or the Indemnities or otherwise under this Agreement if the Company alleges that any steps which Lucas requires it to take are unreasonable then the Company shall seek the opinion of Queen's Counsel (such counsel to be of at least five years' standing), the identity of whom shall be agreed upon by Lucas and the Company and, failing such agreement within three days after the date on which the arbitration is demanded, shall be determined by the President of the Law Society (who may be instructed by either Lucas or the Company to make the nomination at any time after the expiry of that three day period). In respect thereof the Company shall instruct counsel in writing (or if such instructions are to be given orally then Lucas shall be entitled to be present at and to contribute to the giving of such instructions) and provide a copy of a draft of such instructions before submission to counsel and incorporate Lucas's comments thereon. Counsel shall be asked to advise whether, on the basis of the instructions given to him and the information then made available to him, the action sought by Lucas should be taken on the basis that, on the balance of probabilities, the relevant claim against the third party stands a reasonable prospect of success and the parties shall follow the advice given in such opinion save that nothing herein shall prevent or otherwise restrict the ability of Lucas to argue (if such an argument is as a matter of law open to it) that the Company has failed to mitigate its loss;

     3.7 if Lucas pays at any time an amount pursuant to a claim in respect of any Warranty or under any Indemnity or under any of the other provisions of this Agreement and the Company and/or any Purchaser Group Company subsequently becomes entitled to recover from some other person any sum in respect of any matter giving rise to such claim the Company shall take and shall procure that there is taken all reasonable steps to enforce such recovery subject to being indemnified by Lucas against all reasonable costs and expenses including all legal costs incurred by any of them in doing so. The Company and/or any Purchaser Group Company shall forthwith upon making any such recovery (after deducting the costs incurred by the Company and/or any Purchaser Group Company as contemplated by this clause to the extent that Lucas has not indemnified the Company or the relevant Purchaser Group Company for such costs) repay to Lucas so much of the amount paid by Lucas to the Company in respect of the claim in question as does not exceed the sum recovered from such other person;

     3.8 without prejudice to the foregoing provisions of this Schedule 5 before the Company makes any payment or offers any other remedy or takes any other remedial or corrective action in respect of any matter for which it is entitled to an indemnity or to otherwise make a claim against Lucas under the provisions of this Agreement, it shall and shall procure that the relevant Purchaser Group Company gives a reasonable opportunity and reasonable assistance to Lucas to verify and, if appropriate, remedy the defect, default or omission or other matter giving rise to the claim for indemnity or other remedy in question;

     3.9 payment or satisfaction by Lucas of any claim under any one particular paragraph of the Warranties and/or under any Indemnity shall to the extent of such payment or satisfaction satisfy and preclude any other claim which is capable of being made in respect of the same subject under another particular paragraph of the Warranties or under another particular Indemnity. If and to the extent that the Company and/or any Purchaser's Group Company recovers any sum under any provision of this Agreement, including under the Indemnities, the amount of any claim which the Company, or any Purchaser's Group Company may have in respect of the same subject matter shall be reduced or eliminated accordingly;

     3.10 if any potential claim shall arise by reason of a liability of the Company or relevant Purchaser Group Company being contingent only or is otherwise not capable of being quantified then Lucas shall not be under any obligation to make any payment pursuant to such claim until such time as the contingent liability ceases to be contingent and becomes capable of being quantified as the case may be;

     3.11 any amount payable in respect of breach of any of the Warranties shall be treated as a reduction in the consideration payable under clause 3 of this Agreement;

     3.12 in this Schedule 5 the expressions "Other Sale Agreements" and "Other Warranties" and "Other Capped Indemnities" shall have the same meanings as in the Acton Sale and Purchase Agreement.

SIGNED by CHRIS LONG-LEATHER      )        /s/ Chris Long-Leather
------    ------------------               --------------------------------
as duly authorised attorney for   )        Chris Long-Leather as attorney
and on behalf of LUCAS LIMITED    )        ------------------
                 -------------             of Lucas Limited
                                              -------------

SIGNED by P. KIM PACKARD          )
------    --------------
duly authorised for and on                 /s/ P. Kim Packard
behalf of PRESTOLITE ELECTRIC     )        -------------------------------
          -------------------              Director
LIMITED                           )        --------
-------